                                                                Exhibit 23.3


                         INDEPENDENT AUDITORS CONSENT


     1) Registration Statement on Form S-8 relating to the 1988 Stock Incentive Plan (File #33-38427).

     2) Registration Statement on Form S-3 relating to the Dividend Reinvestment Plan (File #33-37382).

     3) Registration Statement on Form S-8 relating to the 1992 Director Fee Plan (File #33-48031).

     4) Registration Statement on Form S-3 relating to the Main Line Bancshares, Inc. Stock Option Agreements (File #33-50526).

     5) Registration Statement on Form S-8 relating to the 1990 Non-Employee Directors' Stock Option Plan (File #33-59372).

     6) Registration Statement on Form S-8 relating to the 1992 Stock Incentive Plan (File #33-68800).

     7) Registration Statement on Form S-8 relating to the Elmwood Bancorp, Inc. Key Employee Stock Compensation Program (File #33-77358)

     8) Registration Statement on Form S-8 relating to the Amended and Restated Nonqualified Stock Option Agreement with Donald E. Stone (File #33-77354).

     9) Registration Statement on Form S-8 relating to The Frankford Corporation 1983 Incentive Stock Option Plan (File #33-82088).

     10) Registration Statement on Form S-8 relating to the 1995 Employee Stock Purchase Plan File #33-91572).

     11) Registration Statement on Form S-8 relating to the 1995 Management Stock Purchase Plan (File #33-91574).

     We consent to the incorporation by reference in the above listed Registration Statements of Keystone Financial, Inc. of our report dated January 28, 1994, incorporated by reference in the Annual Report on Form 10-K of Elmwood Bancorp, Inc. for the year ended December 31, 1993.



     DELOITTE & TOUCHE LLP
     Philadelphia, Pennsylvania

     March 25, 1996